                                  NEWS RELEASE

[KING PHARMACEUTICALS LOGO]

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


        KING PHARMACEUTICALS REPORTS SOLID GROWTH FOR FIRST-QUARTER 2003

    REVENUES INCREASE 33% AND DILUTED EPS, EXCLUDING SPECIAL ITEMS, GROWS 14%

BRISTOL, TENNESSEE, May 6, 2003 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that net earnings, excluding special items, equaled $78.6 million for the first quarter ending March 31, 2003, up 10% from $71.3 million in the first quarter of 2002. Diluted earnings per share, excluding special items, was $0.33 for the first quarter of 2003, up 14% from $0.29 for the first quarter of 2002.

King recorded special items resulting in a net charge totaling $125.3 million, or $86.7 million net of tax, during the first quarter ending March 31, 2003. More specifically, special items during the first quarter of 2003 include an intangible asset impairment charge for Florinef(R) (fludrocortisone acetate, USP) in the amount of $111.0 million due to the recent approval of a second generic for the product. Additionally, special items during the first quarter of 2003 include a charge in the amount of $18.0 million for in-process research and development associated with King's acquisition of Meridian Medical Technologies, Inc. on January 8, 2003, inventory charges of $4.3 million primarily related to the acquisition of Meridian and a recall of certain lots of Levoxyl(R) (levothyroxine sodium tablets, USP) 300 mcg, and income in the amount of $8.0 million due to a decrease in the valuation allowance for Novavax, Inc. convertible notes held by the Company resulting solely from an increase in the share price of Novavax common stock during the first quarter of 2003. Including special items, King incurred a net loss of $8.0 million, or a loss of $0.03 per diluted share, for the first quarter ending March 31, 2003, compared to net earnings of $71.3 million, or $0.29 per diluted share, during the first quarter of the prior year.

On a cash basis, diluted earnings per share, excluding special items, was $0.37 for the first quarter of 2003, compared to $0.31 in the first quarter of the prior year. Cash basis earnings is defined as earnings before amortization of intangible assets.

Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to such GAAP results, King provides its net earnings and diluted earnings per share results for the first-quarter 2003, excluding special items, and its diluted earnings per share on a cash basis, excluding special items. These non-GAAP financial measures exclude special items (which King considers to be those items that are not related to the Company's ongoing, underlying business) and, in the case of cash basis diluted earnings per share, also excludes intangible amortization because King believes that it is appropriate for investors to consider results excluding these items, in addition to the Company's results reported in accordance with GAAP. King believes these non-GAAP financial measures provide an analysis of the Company's results that is comparable among periods since it excludes the impact of items such as merger and restructuring expenses, asset impairment charges, expenses of drug recalls, and gains and losses resulting from the divestiture of an asset, among others. However, investors should note that these non-GAAP measures involve judgments by King's management (in particular, judgments as to what is or is not classified as a special item).

Revenues grew to $343.5 million for the first quarter ending March 31, 2003, a 33% increase over revenues of $258.1 million during the first quarter of 2002. The increase in first-quarter revenues and net


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earnings, excluding special items, is attributable primarily to the sales growth of certain significant branded pharmaceutical products, in particular Altace(R) (ramipril) and Thrombin-JMI(R) (thrombin, topical, bovine, USP), and King's acquisitions of Meridian on January 8, 2003 and Intal(R) (cromolyn sodium), Tilade(R) (nedocromil sodium), and Synercid(R) (dalfopristin and quinupristin) from Aventis on December 30, 2002, partially offset by lower sales of certain branded pharmaceutical products, including Lorabid(R) (loracarbef, USP), Cortisporin(R), Levoxyl(R), and Florinef(R) during the first quarter ended March 31, 2003.

Net revenue from branded pharmaceuticals, including royalty income, totaled $311.5 million for the first quarter of 2003, a 25% increase over the first quarter of 2002. Revenue from contract manufacturing, including direct government sales, during the first quarter of 2003 equaled $31.1 million, $24.7 million of which is attributable to King's acquisition of Meridian on January 8, 2003. Revenue from other sources during the first quarter ended March 31, 2003, which now includes Meridian's cardiopulmonary business, equaled $0.9 million.

Altace(R) net sales grew to $153.6 million in the first quarter of 2003, a 54% increase from $99.5 million during the first quarter of 2002. Altace(R) new prescriptions totaled approximately 975,800 and total prescriptions equaled approximately 2,998,500 during the first quarter of 2003, increases of 19% and 30%, respectively, over the same period of the prior year, according to IMS America data.

Levoxyl(R) net sales equaled $33.2 million in the first quarter of 2003, down 17% from $39.8 million during the first quarter of 2002. The Company believes that rumors of possible near-term approval of a generic substitute for Levoxyl(R) may have affected sales of the product during the first quarter ended March 31, 2003. On April 29, 2003, however, the U.S. Patent and Trademark Office issued the first U.S. patent, patent no. 6,555,581 ("the `581 Patent"), pertaining to the Company's U.S. Food and Drug Administration ("FDA") approved product, Levoxyl(R). The `581 Patent is now listed in the FDA's publication entitled Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the "Orange Book". Mylan Pharmaceuticals Inc. has expressed its intent to challenge the `581 Patent and has informed King by fax of Mylan's submission of the necessary Paragraph IV Certification of such challenge to the FDA.

Net sales of Thrombin-JMI(R) totaled $32.8 million during the first quarter ended March 31, 2003, a 53% increase from $21.5 million during the first quarter of the prior year.

Royalty revenues from Adenoscan(R) (adenosine) and Adenocard(R) (adenosine) totaled $15.4 million in the first quarter of 2003, a 34% increase over $11.5 million during the same period of the prior year.

Jefferson J. Gregory, Chief Executive Officer of King, stated, "We are pleased with King's sustained solid revenue growth during the first quarter ended March 31, 2003. Specifically, net sales of Altace(R) and Thrombin-JMI(R) continued to achieve record levels. Increased sales from these products, combined with our acquisitions of Meridian on January 8, 2003 and Intal(R), Tilade(R), and Synercid(R) from Aventis on December 30, 2002, contributed significantly to our continued record of revenue growth."

Reviewing a significant recent milestone event for King, Mr. Gregory said, "We are especially excited about the issuance of the first U.S. patent for our FDA-approved quick-dissolving Levoxyl(R)on April 29, 2003. Also, the Company has in excess of 40 U.S. patent applications for additional patents under review by the U.S. Patent and Trademark Office relating to Levoxyl(R)." Mr. Gregory added, "We

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continue to work diligently to protect the long-term growth potential of
Levoxyl."

Kyle P. Macione, President of King, observed, "Altace(R) prescription market share continued to achieve record highs during the first quarter ended March 31, 2003, with new prescription market share of 12.3% and total prescription market share of 11.8% among all physician prescriber groups for the most recently reported week ending April 25, 2003, according to IMS America weekly prescription data. Likewise, new prescription and total prescription market share among cardiologists equaled 23.5% and 22.4%, respectively, for the same week, which continues to provide a positive lead indicator of Altace(R)'s potential for growth." Mr. Macione emphasized, "Another continued positive trend relates to the sustained shift in new prescriptions to Altace(R) 10mg, the same strength administrated to patients in the landmark HOPE trial that resulted in the dramatic findings based on which the FDA approved new indications for Altace(R). According to IMS America data, new prescriptions for Altace(R) 10mg grew 35.5% and total prescriptions for Altace(R) 10mg increased 46.5% during the first quarter of 2003 in comparison to new and total prescriptions for Altace 10mg during the same period of the prior year." Mr. Macione added, "Based on continued positive prescription trends, unique indications, and strong supporting clinical data, we remain excited about the excellent growth potential of Altace."

James R. Lattanzi, Chief Financial Officer of King, noted, "Cash flow from operations during the first quarter of 2003 totaled $77.7 million. As of March 31, 2003, King's cash, cash equivalents, and marketable securities equaled $638.9 million."

King is revising the Company's projected ranges for estimated total revenue, Altace(R) net sales, and diluted earnings per share, excluding special items, for the second-quarter and year-ending 2003 to reflect the Company's announcement on April 2, 2003 that King does not intend to proceed with the acquisition of Elan Pharmaceutical, plc's primary care business, current prescription trends for King's key products, and the Company's actual results for the first quarter ended March 31, 2003. King's revised projected ranges for estimated total revenue, estimated net sales of Altace(R), and estimated diluted earnings per share, excluding special items, for the second-quarter and year-ending 2003, are as follows (dollars in millions, except EPS):


                                                 Second Quarter Ending           Year Ending
                                                       6/30/03                     12/31/03

Revenue                                          $340 - 360                      $1415 - 1515

Altace(R) Net Sales                              $140 - 160                      $610 - 690

Diluted EPS, Excluding Special Items             $0.35 - 0.39                    $1.46 - 1.63



Since King generally does not predict the future impact of special items, King is unable to reconcile the

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Company's 2003 earnings guidance, excluding special items, to GAAP.

King will provide a live webcast of its conference call scheduled for today at 1:00 p.m., E.D.T. pertaining to the issues addressed in this press release, including King's financial results for the first quarter of 2003. Interested persons may listen to the conference call on Tuesday, May 6, 2003, at 1:00 p.m., E.D.T. at http://www.firstcallevents.com/service/ajwz380911173gf12.html or by dialing 800-451-7724 (US only) or 785-832-1077 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 888-274-8337 (US only) or 402-220-2329 (international).

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the growth potential of Altace(R), statements pertaining to the Company's ability to protect the long-term growth potential of Levoxyl(R), statements pertaining to King's intention not to proceed with the acquisition of Elan's primary care business, and statements pertaining to management's projections for estimated net sales of Altace(R), estimated revenue, and estimated diluted earnings per share, excluding special items, for the second-quarter and year-ending 2003, which projections assume that Levoxyl(R) continues as an exclusive product without an approved generic substitute and that three products under review by the FDA, Estrasorb(TM), a topical estrogen replacement therapy, AtroPen(R), a nerve gas antidote for consumer use, and DiaJect(R), a diazepam filled auto-injector for epilepsy, are approved and subsequently launched during the second-half of 2003. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King's and Wyeth Pharmaceuticals' ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth, dependence on the development and implementation of successful marketing strategies for Altace(R) by King and Wyeth, dependence on the development and implementation of successful marketing strategies for Levoxyl(R), dependence on the potential negative effect on sales of Levoxyl(R) as a result of the potential development and approval of a generic substitute for Levoxyl(R), dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), and Thrombin-JMI(R), as well as revenue and diluted earnings per share, excluding special items, at a rate equal to or in excess of management's projections, dependence on share count projections used in computing projected diluted earnings per share on a quarterly basis and year-end basis for 2003, dependence on the successful marketing and sales of King's products, including, but not limited to, Altace(R), Levoxyl(R), and Thrombin-JMI(R), dependence on royalty revenues from Adenoscan(R) and Adenocard(R), dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, King's acquisition of Meridian, and King's acquisition of Intal(R), Tilade(R) and Synercid(R) from Aventis, the ability of King to realize potential synergies from King's acquisition of Meridian, dependence on the successful marketing and sales of Meridian's pharmaceutical products, dependence on any determination of the ultimate focus of the previously

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announced investigation of the Company by the U.S. Securities and Exchange
Commission ("SEC"), dependence on the possibility that the previously announced continuing independent review by the audit committee of King's Board of Directors, which was initiated due to the ongoing investigation of the Company by the SEC, may result in a determination to revise our disclosures or financial statements which could have a material adverse effect on our reported financial results, dependence on the possibility that shareholders or regulatory authorities may initiate proceedings against King and/or our officers and directors, dependence on the import of any relevant facts presently unknown to King's executive management, dependence on the outcome of Elan's lawsuit seeking to force King to proceed with the acquisition of Elan's primary care business, dependence on King's ability to continue to acquire branded products, including products in development, the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, dependence on FDA approval of the Abbreviated New Drug Application ("ANDA") now pending on DiaJect(R) and King's ability to successfully continue that approval process, dependence on King's ability to timely obtain FDA approval of civilian formulations of Meridian's nerve gas antidote, dependence on Novavax's ability to successfully develop and manufacture Estrasorb(TM), dependence on King's and Novavax's ability to successfully launch and market Estrasorb(TM) once approved, dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, NDAs, and ANDAs and/or the review of other regulatory agencies worldwide, dependence on King's ability to maintain effective patent protection for Altace(R) through October 2008, and successfully defend against any attempt to challenge the enforceability of patents relating to the product, dependence on King's ability to maintain effective patent protection for Meridian's dual chambered auto-injector and injection process through 2010, and for Prefest(R) tablets through January 2012, dependence on King's ability to timely obtain and, if issued, maintain effective patent protection for Levoxyl(R), dependence on King's ability to successfully defend against any potential attempt to challenge the enforceability of U.S. patent no. 6,555,581 related to Levoxyl(R), including the challenge by Mylan Pharmaceuticals, Inc., dependence on King's ability to maintain effective patent protection for the hydrofluoroalkane ("HFA") formulation of Intal(R) through September 2017, for Tilade(R) through October 2006, and for Synercid(R) through November 2017, dependence on the effectiveness of the delivery system utilized by the Intal(R) and Tilade(R) inhalers to protect such products from generic competition, dependence on the FDA's timely approval of the HFA formulation of Intal(R), dependence on the ability of the Company's dedicated field sales force representatives to successfully market King's branded pharmaceutical products, dependence on the ability of the Company's dedicated field sales force representatives to successfully market, once approved, DiaJect(R) and civilian formulations of a nerve gas antidote utilizing Meridian's patented dual chambered auto-injector and injection process, dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been, dependence on changes in the share price of Novavax common stock which is the underlying collateral for the Novavax convertible notes held by the Company, dependence on management of King's growth and integration of its acquisitions, dependence on the ability of King's dedicated field sales force representatives to successfully market King's branded prescription pharmaceutical products, dependence on King's ability to continue to successfully execute the Company's proven growth strategies and to continue to capitalize on strategic opportunities in the future for sustained long-term growth, dependence on the availability and cost of raw materials, dependence on no material interruptions in supply by contract manufacturers of King's products, dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic

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


substitute for any such product or other new competitive products, dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections, dependence on our compliance with FDA and other government regulations that relate to our business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 8-K dated April 15, 2003, previously submitted to the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

     Contact: James E. Green, Executive Vice President, Corporate Affairs -
                                  423-989-8125


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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                            EXCLUDING SPECIAL CHARGES
                      (in thousands, except per share data)


                                                                           Three Months Ended
                                                                               March 31,
                                                                        2003               2002
                                                                              (Unaudited)
                                                                     -----------------------------
TOTAL REVENUES                                                       $  343,518         $  258,065
                                                                     ----------         ----------

OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                    75,739             48,108
     Writeoff of acquisition related inventory step-up/recall                --                 --
                                                                     ----------         ----------
                Total cost of revenues                                   75,739             48,108
     Selling, general and administrative                                 52,640             40,614
     Co-promotion fees                                                   61,700             37,851
     Depreciation and amortization                                       19,330             13,588
     Research and development                                             9,636              5,643
     Research and development- In process upon acquisition                   --                 --
     Intangible asset impairment                                             --                 --
                                                                     ----------         ----------
                Total operating costs and expenses                      219,045            145,804
                                                                     ----------         ----------

OPERATING INCOME                                                        124,473            112,261
                                                                     ----------         ----------
OTHER (EXPENSES) INCOME:
     Interest expense                                                    (3,034)            (2,750)
     Interest income                                                      2,494              4,658
     Valuation change - convertible notes receivable                         --                 --
     Other income (expense)                                                 (83)              (783)
                                                                     ----------         ----------
                Total other income (expense)                               (623)             1,125
                                                                     ----------         ----------
INCOME BEFORE INCOME TAXES                                              123,850            113,386
         Income tax expense                                              45,205             42,066
                                                                     ----------         ----------
NET INCOME                                                           $   78,645         $   71,320
                                                                     ==========         ==========


Basic earnings per common share                                      $     0.33         $     0.29
                                                                     ==========         ==========

Diluted earnings per common share                                    $     0.33         $     0.29
                                                                     ==========         ==========

Shares used in basic net earnings per share                             240,777            247,832
Shares used in diluted net earnings per share                           241,461            249,734



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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                          Three Months Ended
                                                                               March 31,
                                                                        2003               2002
                                                                              (Unaudited)
                                                                     -----------------------------
TOTAL REVENUES                                                       $  343,518         $  258,065
                                                                     ----------         ----------

OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                    75,739             48,108
     Writeoff of acquisition related inventory step-up/recall             4,261                 --
                                                                     ----------         ----------
                Total cost of revenues                                   80,000             48,108
     Selling, general and administrative                                 52,640             40,614
     Co-promotion fees                                                   61,700             37,851
     Depreciation and amortization                                       19,330             13,588
     Research and development                                             9,636              5,643
     Research and development- In process upon acquisition               18,000                 --
     Intangible asset impairment                                        110,970                 --
                                                                     ----------         ----------
                Total operating costs and expenses                      352,276            145,804
                                                                     ----------         ----------

OPERATING (LOSS)/INCOME                                                  (8,758)           112,261
                                                                     ----------         ----------
OTHER (EXPENSES) INCOME:
     Interest expense                                                    (3,034)            (2,750)
     Interest income                                                      2,494              4,658
     Valuation change - convertible notes receivable                      7,967                 --
     Other expense                                                          (83)              (783)
                                                                     ----------         ----------
                Total other income                                        7,344              1,125
                                                                     ----------         ----------
(LOSS) INCOME BEFORE INCOME TAXES                                        (1,414)           113,386
         Income tax expense                                               6,603             42,066
                                                                     ----------         ----------
NET (LOSS) INCOME                                                    $   (8,017)        $   71,320
                                                                     ==========         ==========

Basic (loss) earnings per common share                               $    (0.03)        $     0.29
                                                                     ==========         ==========

Diluted (loss) earnings per common share                             $    (0.03)        $     0.29
                                                                     ==========         ==========

Shares used in basic earnings per share                                 240,777            247,832
Shares used in diluted earnings per share                               241,461            249,734


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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)


The following table reconciles Non-GAAP measures to amounts reported under GAAP:


                                                                                First Quarter              First Quarter
                                                                                     2003                       2002
                                                                          ------------------------    -------------------------
                                                                          Pretax Amount      EPS      Pretax Amount       EPS
                                                                          -------------    -------    -------------      ------
Cash basis diluted earnings per common share, excluding special items                      $  0.37                       $ 0.31
Amortization                                                                 $ (15,073)      (0.04)     $ (11,091)        (0.02)
                                                                                           -------                       ------
Diluted earnings per common share, excluding special items                                    0.33                         0.29
                                                                                           -------                       ------
SPECIAL ITEMS:
       Write-off of acquisition related inventory step-up/recall                (4,261)      (0.01)            --            --
       Intangible asset impairment                                            (110,970)      (0.29)            --            --
       In-process research and development                                     (18,000)      (0.08)            --            --
       Valuation change - convertible notes receivable                           7,967        0.02             --            --
                                                                                           -------                       ------
Diluted earnings per common share, as reported under GAAP                                  $ (0.03)                      $ 0.29
                                                                                           =======                       ======



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                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEET
                        (in thousands, except share data)


                                                                                          (Unaudited)          (Unaudited)
                                                                                           March 31,           December 31,
ASSETS                                                                                       2003                2002
                                                                                          --------------------------------
Current assets:
      Cash, cash equivalents and marketable securities                                    $    638,905        $    815,488
      Accounts receivable, net                                                                 201,422             159,987
      Inventory                                                                                208,709             166,583
      Deferred income taxes                                                                    123,483              76,914
      Prepaid expenses and other assets                                                         14,869              12,906
                                                                                          ------------        ------------
                      Total current assets                                                   1,187,388           1,231,878
Property, plant and equipment, net                                                             240,715             217,114
Intangible assets, net                                                                       1,358,452           1,222,264
Other assets                                                                                    44,306              39,531
                                                                                          ------------        ------------
                      Total assets                                                        $  2,830,861        $  2,710,787
                                                                                          ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long term debt                                                   $      1,250        $      1,300
      Accounts payable                                                                          38,750              49,889
      Accrued expenses                                                                         247,713             214,368
      Income taxes payable                                                                      66,954              21,247
                                                                                          ------------        ------------
                      Total current liabilities                                                354,667             286,804
Long-term debt:
      Convertible Debentures                                                                   345,000             345,000
      Senior Subordinated Notes                                                                     93                  93
Other long-term liabilities                                                                     52,653              53,626
Deferred income taxes                                                                           97,678              38,562
                                                                                          ------------        ------------
                      Total liabilities                                                        850,091             724,085
                                                                                          ------------        ------------

Shareholders' equity:
           Common shares no par value, 300,000,000 shares authorized,
           240,891,070 and 240,624,751 shares issued and outstanding, respectively           1,203,780           1,201,897
           Retained earnings                                                                   776,743             784,760
           Other comprehensive income                                                              247                  45
                                                                                          ------------        ------------
                      Total shareholders' equity                                             1,980,770           1,986,702
                                                                                          ------------        ------------
                      Total liabilities and shareholders' equity                          $  2,830,861        $  2,710,787
                                                                                          ============        ============


                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620